Exhibit 99.3

AMERICAN VANGUARD SENDS LETTER TO STOCKHOLDERS HIGHLIGHTING STRONG START TO 2022

Board’s Strategies and Management’s Execution Drive Strong Top- and Bottom-Line Q1 Results and Position Company to Capitalize on Favorable Tailwinds and Deliver Stockholder Value

Company’s Nine Highly Qualified Director Nominees Have the Necessary Qualifications, Experience and Expertise; Cruiser’s Nominees Lack Plan or Additive Expertise

American Vanguard’s Board Unanimously Urges Stockholders to Vote “FOR ALL” the Company’s Highly Qualified and Experienced Director Nominees on the WHITE Proxy Card

Newport Beach, CA, May 9, 2022 – American Vanguard Corporation (“American Vanguard” or “the Company”) (NYSE: AVD) today sent a letter to stockholders in connection with its Annual Meeting of Stockholders (the “2022 Annual Meeting”) that will convene on June 1, 2022. American Vanguard’s Board of Directors unanimously urges stockholders to vote “FOR ALL” the Company’s nine highly qualified director nominees on the WHITE proxy card and disregard any proxy card received from Cruiser Capital Master Fund LP (“Cruiser”).

The letter sent to stockholders highlights the following points:

•

American Vanguard performed extremely well during the first quarter of 2022 in terms of both revenues and Adjusted EBITDA[1], exceeding the Company’s first quarter financial targets and analyst expectations.

•

American Vanguard’s strong first quarter results resulted directly from strategies developed by its Board and management team to position the Company to capitalize on the favorable tailwinds that even Cruiser acknowledges.

•

During the relatively stagnant economic conditions that have plagued our sector over the past decade, the Company has invested in considerable technological innovation and successful acquisitions that support and expand long-term, highly profitable growth potential.

•

As a result of the Board’s strategies, the Company is well positioned to drive strong operational and financial performance in 2022 and beyond and to continue its earnings momentum, with mid-double-digit growth anticipated in 2022.

[1]

Earnings before interest, taxes, depreciation, amortization and non-cash stock compensation. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. Each of our disclosures of Adjusted EBITDA is accompanied by a reconciliation that reflects an elimination of taxes, interest, depreciation, amortization and the effects of equity compensation.

•	American Vanguard’s nine highly qualified director nominees are committed to serving ALL stockholders and possess the right combination of relevant industry experience and expertise.

•	Cruiser’s nominees have articulated no plan, lack any expertise that would be additive to the Board and, in some cases, lack the desire to serve as directors.

The full text of the letter is as follows:

May 9, 2022

Dear American Vanguard Stockholders,

As you may have seen on Wednesday, May 4th, American Vanguard announced an extraordinary start to 2022 during our first quarter 2022 earnings disclosure. We are pleased to report that the Company exceeded our first quarter financial targets, and we believe we are well-positioned to continue our strong earnings momentum.

DELIVERING ROBUST FIRST QUARTER RESULTS FOR STOCKHOLDERS

Net Sales	Net Income	EBITDA
$116.2 mm → $149.4mm	$3.1 mm → $9.9 mm	$13.9 mm → $22.9mm
Q1’21 Q1’22	Q1’21 Q1’22	Q1’21 Q1’22
+28.6% Target: 8-11%	+219.4% Target: 60-70%	+64.7% Target: 28.6%

EPS	Gross Profit Margin	Operating Expense (as a % of sales)
$0.10 → $0.33	38-40% → 41%	36% → 31%
Q1’21 Q1’22 +230% Target: 60-70%	Up from guidance	Q1’21 Q1’22 13.9% improvement Target: 31-33%

Our strong first quarter builds on a very successful 2021 for American Vanguard. Our performance is the result of strategic actions taken by your Board of Directors and management team to position the Company to benefit from favorable tailwinds and deliver value to stockholders. Your Board and management team’s strategy is working and delivering results.

In spite of the Company’s positive trajectory, the New York-based hedge fund Cruiser, a newcomer to our stock that only owned 0.19% of our outstanding shares when they nominated directors, is attempting to replace three highly qualified members of your Board who are integral to the continued successful execution of our strategy and our future growth. Remarkably, Cruiser’s director nominees have no plan, lack any expertise that would be additive to your Board and, in some cases, lack the desire to serve as directors. In fact, when they filed their preliminary proxy statement with the SEC nearly two weeks ago, they couldn’t even say which directors they were targeting for replacement!

Your Board firmly believes that your interests are best served by re-electing the Company’s nine experienced and highly qualified director nominees at our Annual Meeting of Stockholders (the “2022 Annual Meeting”) to be convened electronically on June 1, 2022. Please vote “FOR ALL” of American Vanguard’s director nominees using the WHITE proxy card enclosed.

AMERICAN VANGUARD’S CURRENT SUCCESS IS A TESTAMENT TO THE STRATEGIC INITIATIVES IMPLEMENTED OVER THE PAST DECADE

As mentioned in our last letter, over the past decade we have invested in considerable technological innovation and successful acquisitions that both support and expand long-term, highly profitable growth potential. This includes innovations to our Green Solutions – including our low impact Envance solutions that power the Zevo® product line – and SIMPAS technologies, as well as the acquisitions of biological crop input leader Agrinos and the crop protection firm Agnova, among others. These actions by your Board and management team have positioned us to benefit from favorable industry fundamentals that we began seeing during the last year that have helped spur demand for our crop protection solutions. Specifically, our Green Solutions portfolio saw a 42% increase in product revenues and our SIMPAS sales are exceeding expectations as we increased our target number of SIMPAS systems for 2022 to 80 from 70.

Your Board and management team are confident that American Vanguard is well positioned in both domestic and international markets to continuing to drive operational and financial performance in 2022 and, we believe, well into the future. Even Cruiser has acknowledged this positioning, indicating repeatedly during our interviews with them that we stand to benefit from “strong tailwinds” as a result of our Board’s strategies.

WHY RISK DISRUPTING PROGRESS BY BRINGING IN DIRECTORS WHO ARE NOT ADDITIVE OR MAY BE DISINTERESTED IN SERVING?

Your Board and management team are committed to driving long-term value creation for ALL American Vanguard stockholders, and we appreciate constructive stockholder input that advances this goal. To that end, your entire Board willingly and enthusiastically interviewed Cruiser’s candidates for a total of nearly 12 hours over two days. After these interviews, our lead independent director, John Killmer, and the chair of our Nominating and Corporate Governance Committee, Esmail Zirakparvar, met again with Cruiser’s managing director to allow Cruiser to “clarify” their positioning.

Following extensive interviews and discussions, your Board found that Cruiser’s nominees do not possess the experience and expertise that would be additive, or in some cases, even a strong desire to serve. Moreover, although we asked repeatedly what specific changes Cruiser would recommend, or what mistakes we made that Cruiser would have done differently, Mr. Rosenbloom, one of Cruiser’s founders and nominees, could not identify a single concrete recommendation or specific proposal to help American Vanguard execute its strategic growth plans. The same was true for each of the other nominees, as well – not one of them had a plan other than to say, in effect, “you should appoint one of us and we’ll make things better.” Ultimately your Directors unanimously concluded that vague criticisms by an opportunistic newcomer, devoid of constructive recommendations, were unpersuasive and that Cruiser’s nominees do not possess skills, qualifications or motivation that would be additive to your Board.

We are confident the nine highly qualified directors nominated by the Company possess the right combination of relevant industry experience and expertise. Below is a comparison of qualities and skillsets possessed by your Board compared to Cruiser’s nominees.

	American Vanguard Nominees	Cruiser Nominees
Diversity	✓	c
Sustainable Ag	✓	c
Ag Markets	✓	c
Regulatory	✓	c
Strategy	✓	✓
Mergers & Acquisitions	✓	✓
Precision Application	✓	c
Environmental, Social & Governance (ESG)	✓	c
Intellectual Property	✓	c
Manufacturing/Supply Chain	✓	✓
Audit	✓	c

YOUR VOTE IS VERY IMPORTANT!

VOTE THE WHITE PROXY CARD TODAY TO PROTECT THE VALUE OF YOUR INVESTMENT

We strongly urge you to use the enclosed WHITE proxy card to vote today “FOR ALL” nine of American Vanguard’s highly qualified nominees: Marisol Angelini, Scott D. Baskin, Debra F. Edwards, Morton D. Erlich, Emer Gunter, Alfred F. Ingulli, John L. Killmer, Eric G. Wintemute and M. Esmail Zirakparvar. Simply follow the easy instructions to vote by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

Please DO NOT vote using any proxy card you may receive from Cruiser — even as a “protest vote.” Any vote on the proxy card from Cruiser will revoke your prior vote on a WHITE proxy card, and only your latest-dated proxy will count towards the election of your highly qualified and experienced Board of Directors.

Your vote “FOR ALL” of our director nominees will help ensure that you, as an American Vanguard investor, have a Board focused on sustaining our positive momentum and creating lasting value for ALL stockholders.

We appreciate your continued support.

Sincerely,

Eric G. Wintemute, Chairman and Chief Executive Officer

John L. Killmer, Lead Independent Director

If you have any questions or need assistance in

voting your shares please call:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Important Additional Information and Where to Find It

American Vanguard has filed a definitive proxy statement on Schedule 14A, and an accompanying WHITE proxy card, with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2022 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY AND ALL OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC, from the Company’s website, https://www.american-vanguard.com, or from the SEC’s website at http://www.sec.gov. These will be available as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC.

Certain Information Regarding Participants to the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the business to be conducted at the Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers included in or incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 14, 2022, or from the Company’s definitive proxy statement filed with the SEC on April 29, 2022. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the numbers set forth in the Company’s definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain information set forth in this release and the accompanying letter may constitute “forward looking statements” within the meaning of federal and applicable state securities laws. All statements herein that are not statements of historical fact are forward looking statements. These statements include statements regarding management’s expectations for future performance, as well as descriptions of plans and strategies and the expected results thereof. Without limiting the generality of the foregoing, statements about our expected ability to continue benefiting from the strategies developed and implemented by the Board and management, and statements about the anticipated outcomes of these strategies, are forward looking in nature and should be interpreted accordingly. These statements reflect the current expectations of American Vanguard’s management based on currently known facts and circumstances, and should not be construed as assurances of performance or as guaranties of the actual outcomes. Without limiting the generality of the foregoing, forward looking statements include expectations about expected revenues, product margins, and net income, as well as factors relating to the effects on the Company’s earnings of the contested proxy solicitation currently underway. Actual results may differ from those expressed in forward looking statements, and those differences may be material and adverse. Factors that could cause actual results to differ from expectations include the ongoing effects of the COVID-19 pandemic and government responses and economic conditions resulting therefrom; the effect of international exchange rates and other local, national and foreign economic conditions; weather and climate conditions; changes in regulatory policy and in specific regulations and permitting processes that affect our products, and other risks as detailed from time-to-time in the Company’s SEC reports and filings. The Company’s Quarterly Report on Form 10-Q for the fiscal Quarter ended March 31, 2022, filed with the SEC on May 4, 2022, contains a list of risk factors that may cause results to differ from expectations. These risk factors will be updated from time to time in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations thereunder (“Exchange Act”), or otherwise in our Exchange Act filings. The statements in this release speak only as of the date hereof, and the Company undertakes no duty to update such statements to reflect future events or developments.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

Contact

Reevemark

Paul Caminiti/Nicholas Leasure

(212) 433-4600

Paul.Caminiti@reevemark.com

Nicholas.Leasure@reevemark.com

MacKenzie Partners, Inc.

Bob Marese

(212) 929-5500

bmarese@mackenziepartners.com